Exhibit 3.1

ARTICLES OF AMENDMENT TO

THE ARTICLES OF INCORPORATION OF

UNION BANKSHARES CORPORATION

The undersigned, on behalf of the corporation set forth below, pursuant to Article 11 of the Virginia Stock Corporation Act (the “Act”), states as follows:

1.	The Corporation. The name of the corporation is Union Bankshares Corporation.

2.	Text of Amendments. The Articles of Incorporation of the corporation (the “Articles of Incorporation”) are amended as follows:

(a)       Article I, Name, of the corporation’s Articles of Incorporation is hereby amended in its entirety to read as follows:

The name of the corporation is Atlantic Union Bankshares Corporation.

(b)       The introductory paragraph to Article III of the corporation’s Articles of Incorporation is hereby amended in its entirety to read as follows:

The Corporation shall have authority to issue two hundred million (200,000,000) shares of Common Stock, par value $1.33 per share, and five hundred thousand (500,000) shares of Serial Preferred Stock, par value $10.00 per share.

3.	Board Adoption. The foregoing amendments to the corporation’s Articles of Incorporation were adopted by the Board of Directors of the corporation on January 23, 2019.

4.	Shareholder Approval. The foregoing amendments to the corporation’s Articles of Incorporation were proposed by the Board of Directors of the corporation and submitted to the shareholders of the corporation at a meeting of the shareholders of the corporation held on May 2, 2019 in accordance with the provisions of the Act.

(a)       With respect to the amendment set forth in Section 2(a) above:

(i)       The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the amendment were:

Designation	Number of Outstanding Shares	Number of Votes Entitled to be Cast
Common Stock	82,016,393	82,016,393

(ii)       The total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:

Voting group	Total Votes FOR	Total votes AGAINST
Common Stock	72,205,376	639,046

(iii)       The number of votes cast for the amendment by the voting group was sufficient for approval by the voting group.

(b)       With respect to the amendment set forth in Section 2(b) above:

(i)       The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the amendment were:

Designation	Number of Outstanding Shares	Number of Votes Entitled to be Cast
Common Stock	82,016,393	82,016,393

(ii)       The total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:

Voting group	Total Votes FOR	Total votes AGAINST
Common Stock	67,446,919	5,240,633

(iii)       The number of votes cast for the amendment by the voting group was sufficient for approval by the voting group.

5.	Effective Date. Pursuant to Section 13.1-606 of the Act, the effective time and date of these Articles of Amendment shall be 7:01 p.m. Eastern Time on May 17, 2019.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be executed as of this 2nd day of May, 2019.

/s/ John C. Asbury
John C. Asbury
President and Chief Executive Officer

[Signature page to Articles of Amendment of Union Bankshares Corporation]

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